UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1996 boulevard Saint-Joseph Est, Montreal, Qc, H2H 1E3, Canada.	H4P 2N2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

  8600 Decarie, Suite 200
         Montreal, Quebec, Canada H4P 2N2
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Service Agreements

Effective June 2, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a three-month consultant service agreement (the “Noosa Consultant Agreement”) with Noosa Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies (“Noosa Capital”). In accordance with the terms and provisions of the Noosa Consultant Agreement: (i) Noosa Capital will provide strategic international joint venture analysis and due diligence in the goal of establishing financing and prosper multi-market distribution networks for entertainment and literary projects; and (ii) the Company shall issue to Noosa Capital an aggregate of 5,000,000 shares of its restricted common stock at a per share price of $0.001.

Effective June 2, 2010, the Corporation entered into a three-month consultant service agreement (the “Lapointe Consultant Agreement”) with Louis Lapointe (“Lapointe”), which is an individual company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Lapointe Consultant Agreement: (i) Lapointe shall be a transition facilitator for a private company to a publicly traded company, assist with day to day operations and strategic financial planning and establish proper management mechanisms to ensure smooth operational and reporting efficacy; and (ii) the Company shall issue to Lapointe an aggregate of 2,000,000 shares of its restricted common stock at a per share price of $0.001;

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective June 2, 2010, the Corporation entered into the Noosa Consultant Agreement and the Lapointe Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 5,000,000 shares to Noosa Capital and an aggregate of 2,000,000 shares to Lapointe  at a per share price of $0.001. The  aggregate 7,000,000 shares of common stock were issued to non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Noosa Capital and Lapointe each acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 129,054,254 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and Noosa Capital Corp.

10.2	Consultant Service Agreement dated June 2, 2010 between Kurrant Mobile Catering, Inc. and Louis Lapointe.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.

DATE: July 13, 2010	By:	/s/
Name: Pierre Turgeon
Title: President/Chief Executive Officer

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